UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2004

IMPAX LABORATORIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0–27354	65-0403311

(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

30381 Huntwood Avenue
Hayward, CA 94544
––––––––––––––––––––
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (510) 476–2000

Item 5. Other Events and Regulation FD Disclosure.

     On July 12, 2004, Impax Laboratories, Inc. (the “Company”) issued a press release announcing that it has entered into agreements with Leiner Health Products, LLC for the supply and distribution of the Company’s Loratadine Orally Disintegrating Tablets (ODT) and Loratadine and Pseudoephedrine Sulfate Extended Release Tablets 24 hour products. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Impax Laboratories, Inc.

Date: July 12, 2004
By: /s/ Cornel C. Spiegler Cornel C. Spiegler Chief Financial Officer